Schedule I
CBay Inc.

			Principal Occupation or	Name, Principal Business and
Name	Citizenship	Business Address	Employment	Address of Employer
Robert Aquilina (director; officer)	United States	9009 Carothers Parkway Franklin, TN 37067	Chairman	MedQuist Holdings; CBay Inc. (see Item 2)
MedQuist Holdings and CBay Inc.

Venu Raman Kumar (director; officer)	India	Gate No. 4 Godrej Industries Complex Pirojshanagar Eastern Express Highway Vikhroli (East), Mumbai — 400 079 India	Vice Chairman MedQuist Holdings President CBay Inc.	MedQuist Holdings (see Item 2) CBay Inc. (see Item 2)

			Chief Executive Officer CBay Systems (India) Private Ltd.	CBay Systems (India) Private Ltd. Gate No. 4 Godrej Industries Complex Pirojshanagar Eastern Express Highway Vikhroli (East), Mumbai — 400 079 India

Michael Seedman (director; officer)	United States	9009 Carothers Parkway Franklin, TN 37067	Chief Technology Officer MedQuist Holdings and CBay Inc.	MedQuist Holdings; CBay Inc. (see Item 2)

P.A. Sudhir (director; officer)	India	Gate No. 4 Godrej Industries Complex Pirojshanagar Eastern Express Highway Vikhroli (East), Mumbai — 400 079 India	Group Controller CBay Inc.	CBay Inc. (see Item 2)

Clyde Swoger (director; officer)	United States	9009 Carothers Parkway Franklin, TN 37067	Chief Financial Officer CBay Inc.	CBay Inc. (see Item 2)

MedQuist Holdings Inc.

			Principal Occupation or	Name, Principal Business and
Name	Citizenship	Business Address	Employment	Address of Employer
Robert Aquilina (director)	United States	9009 Carothers Parkway Franklin, TN 37067	Chairman MedQuist Holdings and CBay Inc.	MedQuist Holdings; CBay Inc. (see Item 2)

Frank Baker (director)	United States	540 Madison Avenue, 9th Floor New York, New York 10022	Managing Director SAC PCG	SAC PCG (manages private equity investments) 540 Madison Avenue 9th Floor New York, New York 10022

Peter Berger (director)	United States	540 Madison Avenue, 9th Floor New York, New York 10022	Managing Director SAC PCG	SAC PCG (manages private equity investments) 540 Madison Avenue 9th Floor New York, New York 10022

Merle Gilmore (director)	United States	33 Wynstone Drive Barrington, Illinois 60010	President LKR Technology Partners, LLC	LKR Technology Partners, LLC (provides consulting services) 33 Wynstone Drive Barrington, Illinois 60010

Jeffrey Hendren (director)	United States	540 Madison Avenue, 9th Floor New York, New York 10022	Managing Director SAC PCG	SAC PCG (manages private equity investments) 540 Madison Avenue 9th Floor New York, New York 10022

Anthony James (officer)	United States	9009 Carothers Parkway Franklin, TN 37067	Chief Financial Officer MedQuist Holdings	MedQuist Holdings (see Item 2)

			Principal Occupation or	Name, Principal Business and
Name	Citizenship	Business Address	Employment	Address of Employer
Venu Raman Kumar (director; officer)	India	Gate No. 4 Godrej Industries Complex Pirojshanagar Eastern Express Highway Vikhroli (East), Mumbai — 400 079 India	Vice Chairman MedQuist Holdings President CBay Inc. Chief Executive Officer CBay Systems (India) Private Ltd.	MedQuist Holdings
(see Item 2)

CBay Inc. (see Item 2)

CBay Systems (India) Private Ltd.
Gate No. 4
Godrej Industries Complex
Pirojshanagar
Eastern Express Highway
Vikhroli (East), Mumbai — 400 079
India

Peter Masanotti (officer)	United States	9009 Carothers Parkway Franklin, TN 37067	Chief Executive Officer MedQuist Holdings	MedQuist Holdings (see Item 2)

Kenneth John McLachlan (director)	United Kingdom	Strawinsky Laan 3051 1077, ZX Amsterdam, The Netherlands	Managing Partner McLachlan & Associates	McLachlan & Associates (chartered accountants) Strawinsky Laan 3051 1077, ZX Amsterdam, The Netherlands

James Patrick Nolan (director)	Ireland	Breitner Center, Amstelplein 2 1077 MX Amsterdam, The Netherlands	Executive Vice President and Global Head of Mergers and Acquisitions Royal Philips Electronics	Royal Philips Electronics (consumer electronics) Breitner Center, Amstelplein 2 1070 MX Amsterdam, The Netherlands

Michael Seedman (director; officer)	United States	9009 Carothers Parkway Franklin, TN 37067	Chief Technology Officer MedQuist Holdings and CBay Inc.	MedQuist Holdings; CBay Inc. (see Item 2)